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                                                                  EXHIBIT 23.1

                            INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-8 of our report dated February 14, 1997 (May 28, 1997, as to Notes 1 and 9 and June 27, 1997 as to Notes 2 and 11) appearing in Coinstar, Inc.'s Prospectus dated July 2, 1997, filed pursuant to Rule 424(b) of the Securities Act of 1933.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington
July 9, 1997